UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 23, 2006

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On February 23, 2006, we issued our fourth quarter earnings press release. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In the press release and our other public statements in connection with the press release, we use the following financial measures that are not measures of financial performance under U.S. generally accepted accounting principles (non-GAAP financial measures):

•	“free cash flow” which is calculated as net cash flow from operating activities less net cash flow used by investing activities, excluding employee buyouts in 2006.

•	“adjusted income and adjusted earnings per diluted share” for 2005 and 2004, which is defined as reported net income and earnings per diluted share, excluding the following:

•	Texas store impairment charges (in 2005);

•	Texas store exit activities (in 2005);

•	Employee buyouts (in 2006 and 2005);

•	Dominick’s store exit activities (in 2004);

•	Health and welfare benefit contributions (in 2004);

•	Accrual for rent holidays (in 2004); and

•	Pro forma stock option expense (in 2004).

•	“Adjusted operating and administrative expense as a percentage of sales” for 2005 and 2004, which is defined as reported operating and administrative expense as a percentage of sales excluding the following:

•	Texas store impairment charges (in 2005);

•	Texas store exit activities (in 2005);

•	Employee buyouts (in 2005);

•	Dominick’s store exit activities (in 2004);

•	Health and welfare benefit contributions (in 2004);

•	Accrual for rent holidays (in 2004); and

•	Pro forma stock option expense (in 2004).

•	“Adjusted EBITDA” which is defined by our bank credit agreement as EBITDA (earnings before interest, income taxes, depreciation and amortization), excluding the following:

•	LIFO (income) expense;

•	Stock option expense;

•	Property impairment charges; and

•	Equity in earnings of unconsolidated affiliates, net.

•	“Adjusted Debt” which is defined by our bank credit agreement as total debt less cash and equivalents in excess of $75.0 million.

•	“Adjusted EBITDA as a multiple of interest expense” which is calculated by dividing Adjusted EBITDA by interest expense.

•	“Adjusted Debt to Adjusted EBITDA” which is calculated by dividing Adjusted Debt by Adjusted EBITDA.

Reconciliations of “adjusted income and adjusted earnings per diluted share” to GAAP net income and “free cash flow” to GAAP cash flow for 2005 and 2004 are provided in the press release. Reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measures – net income and net cash flow from operating activities – also are provided in the press release. Each of these non-GAAP financial measures provides information regarding various aspects of the cash that our business generates, which management believes is useful to understanding our business.

The exclusions included in “adjusted income and adjusted earnings per diluted share” relate to impairment charges at our Texas stores, closing costs relating to store closures, the employee buyouts, health and welfare benefit contributions, accrual for rent holidays and pro forma stock option expense. Management believes that excluding these items provides a useful financial measure that will facilitate comparisons of our operating results before, during and after such expenses are incurred, as well as facilitating comparisons of our performance with that of other companies that might not have the non-cash charges, closing costs, employee buyouts, health and welfare benefit contributions and accrual for rent holidays that we have experienced. Management also believes that investors, analysts and other interested parties view our “adjusted income and adjusted earnings per diluted share” as an indicator of our ongoing operating performance. Management is unable to estimate the effect that any voluntary employee buyouts will have on guidance for 2006 of earnings per diluted share, and therefore is not able to provide any reconciliation of any amounts set forth herein with respect to any voluntary employee buyouts in 2006.

Management believes that adjusted operating and administrative expense as a percentage of sales provides a useful financial measure that will facilitate comparisons of our adjusted operating and administrative expense before, during and after the unusual or unpredictable expenses are incurred, as well as facilitate comparisons of our performance with that of other companies that might not have the non-cash charges, store closures, health and welfare benefit contributions and employee buyouts that we have experienced.

Management believes that “Adjusted EBITDA,” “Adjusted Debt” and the related ratios are useful measures of operating performance that facilitate management’s evaluation of our ability to service debt and our capability to incur more debt to generate the cash needed to grow the business (including at times when interest rates fluctuate). Omitting interest, taxes and the enumerated non-cash items provides a financial measure that is useful to management in assessing operating performance because the cash our business operations generate enables us to incur debt and thus to grow.

Management believes that “Adjusted EBITDA” and the related ratios also facilitate comparisons of our results of operations with those of companies having different capital structures. Since the levels of indebtedness, tax structures, methodologies in calculating LIFO expense and unconsolidated affiliates that other companies have are different from ours, we omit these amounts to facilitate investors’ ability to make these comparisons. Similarly, we omit depreciation and amortization because other companies may employ a greater or lesser amount of owned property, and because, in management’s experience, whether a store is new or one that is fully or mostly depreciated does not necessarily correlate to the contribution that that store makes to operating performance.

Management also believes that investors, analysts and other interested parties view our ability to generate “Adjusted EBITDA” as an important measure of our operating performance and that of other companies in our industry.

“Free cash flow,” “Adjusted EBITDA,” “Adjusted Debt” and the related ratios are useful indicators of Safeway’s ability to service debt and fund share repurchases that management believes will enhance stockholder value. Adjusted EBITDA also is a useful indicator of cash available for investing activities. A portion of the free cash flow that the Company generates in 2006 is expected to be spent on mandatory debt service requirements or other non-discretionary expenditures. Management is unable to estimate the effect that any voluntary employee buyouts will have on guidance for 2006 of free cash flow, and therefore is not able to provide any reconciliation of any amounts set forth herein with respect to any voluntary employee buyouts in 2006.

These non-GAAP financial measures should not be considered as an alternative to net cash from operating activities or other increases and decreases in cash as shown on Safeway’s Consolidated Statement of Cash Flows for the periods indicated as a measure of liquidity. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Other companies in our industry may calculate “free cash flow,” “Adjusted EBITDA” and “Adjusted Debt” differently than we do, limiting their usefulness as comparative measures.

Additional limitations include:

•	“Adjusted EBITDA” does not reflect our cash expenditures for capital expenditures;

•	“Adjusted EBITDA” does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•	“Adjusted EBITDA” does not reflect cash requirements for income taxes paid; and

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and “Adjusted EBITDA” does not reflect any cash requirements for such replacements.

Because of these limitations, our non-GAAP financial measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and use our non-GAAP financial measures supplementally.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated February 23, 2006 of Safeway Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: February 23, 2006	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.
99.1	Press Release dated February 23, 2006 of Safeway Inc.